Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Forms S-8 (No. 333-146479 & No. 333-193136) of our report dated February 16, 2018, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in IDEXX Laboratories, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
July 19, 2018